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                                                                    EXHIBIT 10.4

                            LONG TERM INCENTIVE PLAN
                             UNIT VESTING AGREEMENT

                        UNDER THE VINTAGE WINE TRUST INC.
                           2005 EQUITY INCENTIVE PLAN

     AGREEMENT by and between Vintage Wine Trust Inc., a Maryland corporation (the "Company"), and ______________ (the "Grantee"), dated as of the 23rd day of March, 2005.

     WHEREAS, the Company maintains the Vintage Wine Trust Inc. 2005 Equity Incentive Plan (as amended from time to time, the "Plan") (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

     WHEREAS, Vintage Wine Trust LP (the "Partnership") was formed and is operated in accordance with the First Amended and Restated Agreement of Limited Partnership of Vintage Wine Trust LP (the "Partnership Agreement");

     WHEREAS, as of the date hereof the Company owns indirectly 100% of the general partnership interests and substantially all of the limited partnership interests in the Partnership;

     WHEREAS, the Grantee is an employee of the Company; and

     WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant LTIP Units to the Grantee subject to the terms and conditions set forth below.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Grant of LTIP Units.

     The Company hereby grants the Grantee __________ LTIP Units (as defined in the Partnership Agreement, the "LTIP Units") subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

     2.   Restrictions and Conditions.

     (a) The LTIP Units awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the LTIP Units (or have such LTIP Units attached or garnished). Subject to clauses (iii), (iv), (v) and (vi) below, the period of restriction with respect to LTIP Units granted hereunder (the "Restriction Period") shall begin on the date hereof and lapse on the following schedule:

                       Vesting Date   Number of LTIP Units

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          Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the Restriction Period with respect to such LTIP Units shall only lapse as to whole LTIP Units.

          (ii) Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the LTIP Units, all of the rights of a holder of OP Units, as set forth in the Partnership Agreement. Distributions on and allocations with respect to the LTIP Units shall be made to the Grantee in accordance with the terms of the Partnership Agreement.

          (iii) Subject to clauses (iv), (v) and (vi) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the Restriction Period, then LTIP Units that have not vested at that time will be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

          (iv) In the event the Grantee has a Termination of Service on account of death Disability, or Retirement, or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the Restriction Period, then the Restriction Period will immediately lapse on all LTIP Units granted to the Grantee and not forfeited previously.

          (v) If the Grantee commences or continues service as a Director or consultant of the Company or one of its Subsidiaries upon termination of employment, such continued service shall be treated as continued employment hereunder (and for purposes of the Plan), and the subsequent termination of service shall be treated as the applicable termination of employment for purposes of this Agreement.

          (vi) If the Grantee is party to an employment agreement which provides that LTIP Units subject to restriction shall be subject to terms other than those set forth above, the terms of such employment agreement shall apply with respect to the LTIP Units granted hereby and shall, to the extent applicable, supersede the terms hereof.

     (b) The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A).

     3.   Certain Terms of LTIP Units.

     (a) Upon acceptance of this Agreement by the Grantee, Exhibit A of the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted.

     (b) (i) Notwithstanding the foregoing, so long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Company or the Partnership, as applicable, in writing such information as may be reasonably requested with respect to ownership of LTIP Units as


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          the Company or the Partnership, as applicable, may deem reasonably necessary to ascertain and establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to the Company or the Partnership, as applicable, or to comply with requirements of any other appropriate taxing authority.

          (ii) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. The Grantee agrees to file the election (or to permit the Company or the Partnership to file such election on the Grantee's behalf) within 30 days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee's U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

     4.   Miscellaneous.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

     (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (c) The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

     (d) All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 4(d).


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     (e)  The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

     (f) Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its affiliates to terminate the Grantee's employment or other service at any time.

     (g) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, other than the Employment Agreement if and to the extent the Employment Agreement is in effect at the relevant time.


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     IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement as of the day and year first above written.

                                        VINTAGE WINE TRUST INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------


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